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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-72740 and No. 333-111568), and Form S-8 (No. 333-31283 and No. 333-100601) of Doral Financial Corporation of our report dated February 24, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

San Juan, Puerto Rico

March 11, 2004